Execution Copy	Exhibit 10.84

SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of May 17, 2010 (the “Amendment Execution Date”) by and between JAPAN TOBACCO INC., a Japanese corporation having its principal place of business at JT Building, 2-1 Toranomon, 2-chome, Minato-ku, Tokyo 105-8422, Japan (“JT”), and GILEAD SCIENCES, INC., a Delaware corporation having its principal place of business at 333 Lakeside Drive, Foster City, CA 94404, United States (“Gilead”). JT and Gilead are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, JT and Gilead have previously entered into a License Agreement dated March 22, 2005 which was amended on May 19, 2005 (such License Agreement, as amended previously and contemporaneously with this Amendment, the “EVG Agreement”) relating to a compound designated as JTK-303, which is now known as Elvitegravir (“EVG”);

WHEREAS, Gilead is developing a combination product containing EVG and known as the “Quad,” as defined below;

WHEREAS, Gilead and JT have previously entered into a Supply Agreement dated December 25, 2003 (as amended previously and contemporaneously with this Amendment, the “Supply Agreement”) for the supply by Gilead to JT of certain products; and

WHEREAS, JT and Gilead have previously entered into a License Agreement dated July 31, 2003 (such License Agreement, as amended previously and contemporaneously with this Amendment, the “VTE License”) relating to the development and commercialization of FTC, TDF and Truvada in the JT Territory.

NOW THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specified, capitalized terms not defined in this Amendment shall have the definitions set forth therefor in the EVG Agreement. The EVG Agreement is hereby amended by adding the following defined terms:

1.1       “Component” shall mean an API component of the Quad, namely, FTC, TDF, EVG or GS-9350.

1.2       “FBC” shall mean Fully Burdened Cost as defined in the Supply Agreement.

1.3       “FBCFP” shall mean Gilead’s FBC to manufacture the Quad formulated product (as delivered to JT pursuant to the Supply Agreement, for example, brite stock) from the TDF, FTC, GS-9350 and EVG APIs.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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1.4       “FTC” shall mean an enantiomeric mixture of emtricitabine (which is the (-) enantiomer of the chemical (2R-cis)-4-amino-5-fluoro-1-[2-(hydroxymethyl)-1,3-oxathiolan-5-yl]-2(1H)-pyrimidinone), in which the ratio of such (-) enantiomer to its (+) enantiomer is equal to or greater than ninety (90) to ten (10), including without limitation the ratio of such enantiomers being one hundred (100) to zero (0).

1.5       “GS-9350” shall mean thiazol-5-ylmethyl (2R,5R)-5-((S)-2-(3-((2-isopropylthiazol-4-yl)methyl)-3-methylureido)-4-morpholinobutanamido)-1,6-diphenylhexan-2-ylcarbamate.

1.6       [*].

1.7       “Listed Price” shall mean the drug price listed on the National Health Insurance price list issued by the Japan Ministry for Health Labor and Welfare, or any successor thereto, for Japanese health insurance reimbursement purposes.

1.8       “Net Sales” shall mean Net Sales as defined in Section 1.46 of the VTE License.

1.9       “Quad” shall mean a combination pharmaceutical product in oral formulation as developed by Gilead containing as its sole APIs FTC, TDF, EVG and GS-9350.

1.10     “TDF” shall mean tenofovir disoproxil fumarate, having the chemical formula (9-[(R)-2-[[bis [[isopropoxycarbonyl)oxy] methoxy] phosphinyl] methoxy] propyl] adenine fumarate).

1.11     “Truvada” shall mean the combination product sold in the JT Territory under the VTE License by JT containing both TDF and FTC as its sole APIs.

1.12     “Truvada Share” shall have the meaning set forth in Section 2.3 below.

1.13     “TVD Component” shall mean the TDF and FTC Components of the Quad.

ARTICLE 2

QUAD

2.1       Relationship to EVG License. The Parties agree that the Quad is a “Product” under the EVG Agreement and therefore the rights and obligations of the Parties with respect to the development and commercialization of the Quad in the JT Territory shall be as set forth in the EVG Agreement. The Parties further agree that with respect to the Quad, the last sentence of the definition of “Know-How” in Section 1.56 of the EVG Agreement shall not apply to the Quad. The definitions of “Gilead Know-How,” “JT Know-How,” and “Sublicensee Know-How” therefore shall, with respect to the Quad, be construed without application of the last sentence of Section 1.56 of the EVG Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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2.2       Supply of Quad. JT shall obtain its supply of the Quad for development and commercial purposes from Gilead and Gilead shall provide such supply, as set forth in an amendment to the Supply Agreement entered into with the same effective date as this Amendment. JT agrees that the Quad obtained under the Supply Agreement shall be sold only in the JT Territory.

2.3       Transfer Price for Quad. JT shall pay Gilead a transfer price for the Quad supplied by Gilead in accordance with the Supply Agreement. The transfer price for the Quad supplied for clinical trial use or development purposes shall be [*] for such supply. The transfer price for commercial supply of the Quad shall be the sum of the [*]. The transfer price for the EVG Component and the GS-9350 Component shall be [*]. The transfer price for the TVD Component shall be calculated using the following formula:

[*]

For clarification, the transfer price of the Quad shall not include [*].

In the event that the [*].

2.4       Transfer Price Change if JT Manufactures Quad from Gilead API. If JT manufactures the Quad finished product from API supplied by Gilead, then the transfer price JT shall owe for such API shall be reduced as follows:

The [*] and

If JT manufactures some of the Component APIs in the Quad, then [*] for any Component API manufactured by JT for the units manufactured and sold by JT, shall be deducted from the Transfer Price owed by JT.

For purposes of this Section 2.4 and Section 2.5, Gilead’s FBCFP and (if applicable) API FBC shall be determined as set forth in the Supply Agreement based on data used to compute the average per-unit FBC for the full calendar year preceding the transfer of manufacturing to JT. Gilead shall calculate such FBCFP and FBC and provide the resulting calculations to JT; such calculations to be subject to JT’s approval which shall not be unreasonably withheld.

2.5       Royalty if JT Manufactures Quad. If JT manufactures the Quad (including all its APIs), then JT shall pay Gilead a royalty on sales of the Quad manufactured by JT and sold in the JT Territory calculated using the following formula:

Royalty = [*]

JT shall pay such royalty to Gilead for each calendar quarter within forty-five (45) days after the end of such calendar quarter. JT shall provide quarterly royalty reports as set forth in the first sentence of Section 8.6(a) of the VTE License (taking into consideration that JT will not be paying estimated transfer prices if Gilead does not manufacture the Quad for JT) and shall provide the additional information set forth in Section 8.6(b), with respect to the Quad manufactured by JT. The provisions of Sections 8.7 through 8.12 of the VTE License shall apply to such royalty payments, as appropriate. For purposes of this Section 2.5, the FBC of the Quad shall be [*] determined as set forth in the Supply

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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Agreement based on data used to compute the [*] for the full calendar year preceding the transfer of manufacturing to JT. Gilead shall calculate such FBC and provide the resulting calculations to JT; such calculations to be subject to JT’s approval which shall not be unreasonably withheld.

EXAMPLE:

JT (or its contract manufacturer) manufactures TDF and FTC APIs and manufactures the Quad from these APIs and from GS-9350 API and EVG API manufactured by Gilead. Gilead’s FBCFP is $5/unit and its FBC to manufacture TDF and FTC API is $20/unit. For the Quad units JT manufactures and sells, it will owe [*]

2.6       Net Sales Calculation and Transfer Price Payments. JT shall calculate Net Sales of the Quad using the methodologies and definitions in the VTE License, and not the methodologies and definitions therefor in the EVG Agreement. The provisions of Sections 8.6 through 8.12 of the VTE License shall apply to JT’s transfer price payments set forth in this Amendment.

2.7       [*]

2.8       [*] payments. [*]

2.9       Information Exchange / Regulatory Data. Gilead shall, upon reasonable request of JT, make available to JT as soon as practicable after such request, Gilead Know-How and Regulatory Information with respect to (i) the Quad, (ii) GS-9350 as a Component, and (iii) GS-9350 as a single agent or stand-alone product, which is Controlled by Gilead, and Gilead’s Affiliates or Sublicensees as a result of the performance of Gilead’s obligations under the EVG Agreement. For the avoidance of doubt, Regulatory Information about GS-9350 as a single agent or stand-alone product shall include that about combination use and drug-drug interactions of such GS-9350 single agent with other agents, provided that Gilead agrees that such information is required for Regulatory Approval of the Quad for the Licensed Indication in the JT Territory (such agreement not to be unreasonably withheld or delayed).

If the Regulatory Authority in the JT Territory request any material information, data (in final report form) or Know-How that is included in the Marketing Authorization Applications and INDs for the Quad or GS-9350 (including any combination products containing GS-9350) filed by Gilead or its Affiliates or licensees anywhere in the world for any indications (including those outside the Licensed Indication), and JT reasonably determines that the provision of such material information, data (in final report form) or Know-How is required for Regulatory Approval of the Quad for the Licensed Indication in the JT Territory, then JT shall notify Gilead in writing of such determination. If Gilead agrees with JT’s determination (such agreement not to be unreasonably withheld or delayed), then Gilead shall provide JT with such additional material information, data (in final report form) and Know-How (subject to Gilead’s obligations under its agreements with Third Parties), together with all material subsequent correspondence and data submissions relating to the foregoing, as soon as practicable. If Gilead does not agree with JT’s determination, then Gilead shall have no obligation to provide JT with such additional material information,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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data (in final report form) or Know-How if Gilead has not unreasonably withheld the needed agreement as provided in the prior sentence.

2.10     Exception for Termination. In case (i) that the EVG Agreement expires pursuant to Section 14.1 of the EVG Agreement or that Gilead terminates the EVG Agreement pursuant to Section 14.2 thereof for any reasons other than significant safety reasons with respect to GS-9350 and (ii) that EVG is approved either in the United States of America or the EU at that time and is not withdrawn from the market, if JT notifies Gilead that it wishes to continue to Develop and/or Commercialize the Quad in the JT Territory, the EVG Agreement shall be deemed to be still valid in the JT Territory with regard to the Quad as a Product under the EVG Agreement until [*] Upon the expiration of said term with respect to Development and/or Commercialization of the Quad in the JT Territory, if requested by JT, the Parties shall discuss in good faith extension or renewal of such term.

ARTICLE 3

MODIFICATIONS

3.1       Survival. With respect to the Product in the JT Territory, Sections 6.2 and 6.3 shall survive any termination or expiration of the EVG Agreement pursuant to Section 14.1 or 14.2 or termination by JT pursuant to Section 14.3 or 14.4; provided that if Gilead requests and if permitted by Regulatory Authority in the JT Territory, JT shall cease using “GILEAD” and other versions of Gilead’s corporate name or logo in connection with the marketing of the Product in the JT Territory.

ARTICLE 4

MISCELLANEOUS

4.1       Effect. Except as expressly amended by this Amendment, the EVG Agreement remains in full force and effect.

4.2       Governing Law. This Amendment shall be governed and construed in accordance with the substantive laws of the State of New York and the federal law of the United States of America without regard to its conflict of law rules that would require the application of the laws of a foreign state or country.

4.3       Entire Agreement; Amendment. This Amendment together with the EVG Agreement, Supply Agreement and the sections of the VTE License referred to herein, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Amendment. No subsequent alteration, amendment, change or addition to this Amendment shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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4.4       Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment.

4.5       Headings. The headings for each Article and Section in this Amendment have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

4.6       Translations. This Amendment is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Amendment, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any Japanese translation of this Amendment and this Amendment, this Amendment shall prevail.

4.7       Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

4.8       Change of the Mailing Address. The mailing addresses of JT set forth in Section 16.3 of the EVG Agreement shall be replaced with the following:

For JT:	Japan Tobacco Inc.
Pharmaceutical Division
JT Building, 2-1 Toranomon, 2-chome
Minato-ku, Tokyo 105-8422, Japan
Attention: Vice President, Business Development
Facsimile: [*]
With a copy to:	Holland & Knight LLP
31 West 52nd Street
New York NY 10019 USA
Attn: Neal Beaton, Esq.
Fax: 1-212-341-7103

IN WITNESS WHEREOF the Parties have executed this Amendment in duplicate originals by their duly authorized officers as of the Amendment Execution Date.

Gilead Sciences, Inc.		Japan Tobacco Inc.

By:	/s/ John F. Milligan	By:	/s/ Noriaki Okubo
Name: John F. Milligan, Ph.D.		Name: Noriaki Okubo
Title: President & Chief Operating Officer		Title: President, Pharmaceutical Business
Date: August 30, 2011		Date: August 30, 2011

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED